February 16, 2023

VIA EMAIL

Mr. Ben Coates:

Reference is made to that certain Executive Employment Agreement dated as of September 20, 2022 (the “Employment Agreement”), by and between yourself (“You” or “Executive”) and F45 Training Holdings, Inc. (the “Company”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

Pursuant to this letter agreement (the “Letter Agreement”), the Term under the Employment Agreement is hereby extended retroactively through and including the earlier of (i) July 31, 2023 and (ii) the Executive no longer being employed with the Company. The Employment Agreement is hereby amended solely (a) to extend the Term as set forth herein, and (b) to amend the term “Agreement” to incorporate this Letter Agreement.

By executing this Letter Agreement, You and the Company reaffirm and incorporate by reference the terms of the Employment Agreement, and acknowledge and agree that the Employment Agreement remains in full force and effect without amendment, other than with respect to the amendments set forth in the immediately preceding paragraph.

Very truly yours,

F45 TRAINING HOLDINGS, INC.

/s/ Gene Davis
By: Gene Davis
Its: Chairman of the Board

Agreed and acknowledged as of
the date first referenced above:

/s/ Ben Coates	March 7, 2023
By: Ben Coates	Date